Exhibit 99.1

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of April 2, 2025, is entered into by and between TowneBank, a Virginia banking corporation (“Parent”), and the undersigned shareholder (the “Shareholder”) of Old Point Financial Corporation, a Virginia corporation (“Company”).

WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, by and among Parent, Company and The Old Point National Bank of Phoebus, a nationally chartered banking association and wholly owned subsidiary of Company (“Company Subsidiary Bank”), (i) Company will be merged with and into Parent and (ii) immediately thereafter and contemporaneously therewith, Company Subsidiary Bank will be merged with and into Parent (clauses (i) and (ii), together, the “Merger”), with Parent as the surviving corporation in the Merger;

WHEREAS, as of the date of this Agreement, the Shareholder owns beneficially or of record, and has the sole power to vote or direct the voting of, the shares of common stock, par value $5.00 per share, of Company (the “Common Stock”) as set forth on Schedule A hereto (all such shares, the “Existing Shares”), and owns beneficially or of record, and has the shared power to vote or direct the voting of, the shares of Common Stock as set forth on Schedule A hereto (the “Additional Shares”);

WHEREAS, the Board of Directors of each of Company and Company Subsidiary Bank has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the Company Articles Amendment, are in the best interests of Company and Company Subsidiary Bank and their respective shareholders, and declared that the Merger Agreement is advisable, and (ii) adopted the Merger Agreement and the Company Articles Amendment and approved the execution, delivery and performance by Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the Company Articles Amendment; and

WHEREAS, the Shareholder is supportive of the Merger Agreement and the transactions contemplated thereby, including the Merger and the Company Articles Amendment, and has determined that it is in his, her or its best interests to enter into this Agreement to provide for his, her or its support for the Merger Agreement and such transactions, and this Agreement is further a condition and inducement for Parent to enter into the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.	Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall automatically terminate and be null and void and of no effect upon the earlier to occur of the following: (a) termination of the Merger Agreement for any reason in accordance with its terms or (b) the Effective Time; provided that (i) this Section 2 and Sections 12 through 19 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein.

3.	Support Agreement. From the date hereof until the earlier of (a) the Closing or (b) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), the Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of Company’s shareholders, however called, and in connection with any written consent of Company’s shareholders, the Shareholder shall (i) appear at such meeting or otherwise cause all of the Shareholder’s Existing Shares and all other shares of Common Stock or voting securities over which the Shareholder has acquired, after the date hereof, beneficial or record ownership and the sole power to vote or direct the voting thereof (including any such shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Stock, vesting of any Company Restricted Stock Awards or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise) (together with the Existing Shares, but subject to the exclusion set forth in the final sentence of this Section 3, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Merger Agreement and the Company Articles Amendment, (B) in favor of any proposal to adjourn or postpone such meeting of Company’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement or the Company Articles Amendment, (C) against any Acquisition Proposal, and (D) against any action, proposal, transaction, agreement or amendment of the Company Articles or Company Bylaws, in each case of this clause (D), which would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement or (2) prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger and the Company Articles Amendment. The Shareholder agrees to exercise all voting or other determination rights the Shareholder has in any trust or other legal entity to carry out the intent and purposes of the Shareholder’s obligations in this paragraph and otherwise set forth in this Agreement. The Shareholder represents, covenants and agrees that, except for this Agreement, the Shareholder (x) has not entered into, and shall not enter into during the Support Period, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with the Shareholder’s obligations under this Agreement and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares, except any proxy to carry out the intent of and the Shareholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of Company at the request of the Company Board of Directors in connection with election of directors or other routine matters at any annual or special meeting of the Company shareholders. The Shareholder represents, covenants and agrees that he, she or it has not entered into and will not enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein; provided that nothing in this sentence will prohibit any Permitted Transfer. With respect to the Additional Shares and any other shares of Common Stock over which the Shareholder has shared voting power, the Shareholder shall exercise his, her or its individual voting power over such shares, to the extent within his, her or its control, in a manner consistent with the Shareholder’s voting obligations under this Agreement with respect to the Shares, it being understood that the Shareholder shall not have the power to cause other persons to exercise their voting power accordingly. For the purposes of this Agreement, the term “Shares” shall not include any securities beneficially owned by Shareholder as a trustee or fiduciary for the benefit of a person other than the Shareholder.

4.	Non-Solicitation. The Shareholder hereby agrees, and agrees to cause his, her or its controlled Affiliates (which, for the avoidance of doubt, does not include Company or any of its Subsidiaries) and his, her or its and their respective Representatives not to, take any action which, were it taken by Company or its Representatives, would violate Section 6.13 of the Merger Agreement, it being understood that any action in compliance with Section 6.13 of the Merger Agreement shall not be deemed a breach by the Shareholder of this Section 4.

5.	Transfer Restrictions Prior to the Merger. The Shareholder hereby agrees that the Shareholder will not, from the date hereof until the earlier of (a) the end of the Support Period and (b) approval of the Merger Agreement and the Company Articles Amendment by the shareholders of Company by the Requisite Company Vote, directly or indirectly, offer for sale, sell, transfer, assign, give, convey, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (any of the foregoing, a “Transfer”); provided, that the Shareholder may Transfer Shares (i) to any of its Affiliates, (ii) to any other Person to whom Parent has consented with respect to a Transfer by the Shareholder in advance in writing, (iii) to (A) any Family Member (as defined below) of the Shareholder or to a trust solely for the benefit of the Shareholder and/or any Family Member of the Shareholder or (B) upon the death of the Shareholder pursuant to the terms of any trust or will of the Shareholder or by the applicable laws of intestate succession; provided that (x) in the case of clause (i), such Affiliate shall remain an Affiliate of the Shareholder at all times following such Transfer and (y) in the case of clauses (i), (ii) and (iii), so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement with respect to such Transferred Shares, and the Shareholder provides at least three (3) business days’ prior written notice (or in the case of a Transfer pursuant to clause (iii)(B), as promptly as reasonably practicable after such Transfer) (which shall include the written consent of the transferee in form reasonably acceptable to Parent agreeing to be bound by and comply with the provisions of this Agreement) to Parent, in which case the Shareholder (except in the case of the Shareholder’s death) shall remain responsible for any breach of this Agreement by such transferee and (iv) to the extent set forth on Schedule B hereto (any Transfer permitted in accordance with this Section 5, a “Permitted Transfer”). In the event of any Transfer that would qualify as a Permitted Transfer under more than one of clauses (i) through (iv), the Shareholder may elect the clause to which such Transfer is subject for purposes of complying with this Agreement. As used in this Agreement, the term “Family Member” means (I) Shareholder and Shareholder’s spouse, individually, (II) any descendant, niece or nephew of Shareholder or Shareholder’s spouse, (III) any charitable organization created and primarily funded by any one or more individuals described in the foregoing (I) or (II), (IV) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals or organizations described in the foregoing (I), (II) or (III), and (V) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or organizations named or described in the foregoing (I), (II), (III) or (IV). With respect to the Additional Shares and any other shares of Common Stock over which the Shareholder has shared disposition power, the Shareholder agrees to exercise Shareholder’s individual disposition power over such shares, to the extent within his, her or its control, in a manner consistent with the Shareholder’s restrictions on Transfer under this Agreement with respect to the Shares, it being understood that the Shareholder shall not have the power to cause other persons to restrict their disposition power accordingly.[1]

1 Support agreement with PL Capital to include cash election provision.

6.	Representations of the Shareholder. The Shareholder represents and warrants as follows: (a) the Shareholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Shareholder or the performance of the Shareholder’s obligations hereunder; (c) the execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Shareholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity (other than an amendment to such Shareholder’s Schedule 13D or 13G filed with the SEC, if applicable); (d) the Shareholder beneficially owns and has the sole power to vote or direct the voting of the Shares, including all of the Shareholder’s Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Common Stock beneficially owned by the Shareholder and over which the Shareholder, directly or indirectly, has sole voting and dispositive authority; (e) the Shareholder beneficially owns the Shareholder’s Existing Shares as set forth on Schedule A hereto free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, or under applicable federal or state securities laws, or disclosed on the Shareholder’s Schedule 13D or 13G filed with the SEC, if applicable); and (f) the Shareholder has read and is familiar with the terms of the Merger Agreement and the other agreements and documents contemplated herein and therein. The Shareholder agrees that the Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Shareholder of the Shareholder’s obligations under this Agreement; provided that nothing in this sentence will prohibit any Permitted Transfer. As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

7.	Publicity. The Shareholder hereby authorizes Company and Parent to publish and disclose in any announcement or disclosure in connection with the Merger, including in the Proxy Statement, the Offering Circular or any other filing with any Governmental Entity made in connection with the Merger, the Shareholder’s identity and ownership of the Shareholder’s Shares, the nature of the Shareholder’s obligations under this Agreement and such other information required in connection with such disclosure; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Shareholder (individually or as part of a group), Company and/or Parent, as applicable, shall use commercially reasonable efforts to provide the Shareholder with the opportunity to review and comment on any references to the Shareholder generally in such announcement or disclosure and consider such comments in good faith. The Shareholder agrees to notify Parent as promptly as practicable of any inaccuracies or omissions in any information relating to the Shareholder that is so published or disclosed. The Shareholder shall not be permitted to make any public statement to the effect that Shareholder does not, or that other shareholders of the Company should not, support the Merger Agreement or the transactions contemplated thereby.

8.	Stock Dividends, Etc. In the event of any change in the Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Additional Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.	Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement shall, or shall be construed or deemed to, constitute a Transfer of any Shares or Additional Shares or any legal or beneficial interest in or voting or other control over any of the Shares or Additional Shares or as creating or forming a “group” for purposes of the Exchange Act, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, subject to the agreements of the parties set forth herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

10.	Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each party hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

11.	Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each party would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by any party of any provision contained in this Agreement, in addition to any other remedy to which the other parties may be entitled whether at law or in equity (including monetary damages), each other party shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and each party hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party irrevocably waives any right such party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

12.	Governing Law; Jurisdiction; Venue. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without regard to any applicable conflict of law principles. Each of the parties hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the Commonwealth of Virginia (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 13.

13.	Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (provided that no transmission error is received), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation), if to the Shareholder, to his, her or its address set forth on the signature pages hereto, and if to Parent, to the following addresses (or at such other address for a party as shall be specified by like notice):

G. Robert Aston, Jr.
Executive Chairman
TowneBank
6001 Harbour View Boulevard
Suffolk, VA 23425

John M. Oakey III, Esq.
EVP and Deputy Chief Legal Officer
TowneBank
800 East Canal Street, Suite 700
Richmond, VA 23219
Email: jay.oakey@townebank.net

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Matthew M. Guest
Eric M. Feinstein
E-mail:	mguest@wlrk.com
emfeinstein@wlrk.com

14.	Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

15.	Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by Parent and the Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16.	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) THE PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17.	No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to the Shareholder in the Shareholder’s capacity as a shareholder of Company, and, to the extent the Shareholder serves as a member of the board of directors or as an officer of Company, nothing in this Agreement shall limit or affect any actions or omissions taken by the Shareholder in the Shareholder’s capacity as a director or officer and not as a shareholder.

18.	Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

19.	Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:

TOWNEBANK
By:
	Name:	G. Robert Aston, Jr.
	Title:	Executive Chairman

SHAREHOLDER:2

Name:

Address for Notices:

[●]

2 Shareholder is executing this Agreement in all capacities in which the Shareholder has, or may in the future have, voting and/or disposition power with respect to shares of Common Stock.

Schedule A

Existing Share Information

Name of Holder	Existing Shares

Additional Share Information3

Name of Holder	Additional Shares

3 Based on best available information as of March 31, 2025.

Schedule B

Permitted Transfers

1.	Sales to satisfy any Tax liability incurred by the Shareholder in respect of vesting of Company Restricted Stock Awards held by Shareholder.